UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 24, 2006

Herbalife Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Cayman Islands	1-32381	98-0377871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

PO Box 309 GT, Ugland House, South Church Street, Grand Cayman, Cayman Islands		0000000
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	c/o (310) 410-9600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreement

On October 24, 2006, Herbalife Ltd. (the "Company"), announced that it entered into an employment agreement (the "Agreement"), dated October 24, 2006, with Richard P. Goudis (the "Executive").

Pursuant to the Agreement, Mr. Goudis will continue serving as the Company’s Chief Financial Officer and will receive an annual salary of $525,000. If the Company’s Chief Executive Officer’s salary is increased, then Executive’s salary shall be increased by the same percentage. However, if in any given year Executive accepts an increase in base salary of a greater percentage than that received by the Chief Executive Officer, then Executive’s salary shall no longer be tied to any increases in the Chief Executive Officer’s salary. Should the Company adopt an across-the-board reduction in salaries for senior executives and its Chief Executive Officer, then Executive’s salary shall be reduced by a percentage equal to the smallest percentage reduction imposed on any senior executive or the Chief Executive Officer, but in no case shall such reduction exceed ten percent.

Executive will also continue to be entitled to participate in the Company’s employee benefit plans and arrangements made available to the Company’s most senior executives, as well as the Company’s long-term incentive plan for senior executives. Pursuant to the Agreement, should the Company achieve certain targets established by the Compensation Committee of the Board of Directors, Executive shall be entitled to a target bonus of 50% of his annual salary for the year in question under the same circumstances.

If Executive is terminated by the Company without "Cause" or resigns for "Good Reason," each as defined in the Agreement, Executive will be paid a lump sum amount equal to two times Executive’s then-current annual salary, in addition to all other accrued but unpaid entitlements. Under these circumstances, the Company will also provide Executive with outplacement services for up to six months by a provider selected and paid for by the Company in an amount not to exceed $20,000. If Executive is terminated by the Company without Cause, resigns for Good Reason, or retires, dies, or resigns as a result of a disability, Executive will be entitled to receive a pro rata bonus payment, at such time bonuses are paid to the Company’s other senior executives, based on the number of months worked in the applicable year. As a precondition to the Company’s obligation to pay the amounts described above, Executive must execute a general release of claims.

If the effective date of such termination without Cause or resignation for Good Reason occurs during a "trading blackout" or "quiet period" with respect to the Company’s common shares or if the Company determines, upon the advice of legal counsel, that Executive may not to trade in the Company’s common shares on the effective date of such termination due to Executive’s possession of material nonpublic information, and in each case the restriction or prohibition continues for a period of at least twenty consecutive calendar days, Executive will be paid an additional lump sum amount equal to $125,000.

The Agreement also provide for non-solicitation covenants applicable following the termination of Executive’s employment for a period of two years, as well as standard confidentiality and non-disparagement covenants, subject to certain limitations.

The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Stock Unit Grant

Also on October 24, 2006, the Company granted Executive 15,000 Stock Units pursuant to the terms of the Company’s 2005 Stock Incentive Plan (the "Plan"), with each Stock Unit representing the right to receive one common share of the Company, as described below:

One-third of Executive’s Stock Units vested as of the date of grant. Subject to the exceptions set forth below, the remaining two-thirds of Executive’s Stock Units shall vest in two equal installments on June 30, 2007 and June 30, 2008, in each case subject to Executive’s continued employment with the Company. Upon the occurrence of a "Change of Control," as defined in the Plan, 50% of all unvested Stock Units shall immediately vest; however, the Compensation Committee of the Board of Directors may, in its sole discretion, accelerate the vesting of additional Stock Units upon the occurrence of a Change of Control. Should Executive’s employment be terminated for any reason other than for Cause or resignation for Good Reason within the 90-day period preceding a Change of Control or at any time after a Change of Control, then all of Executive’s unvested Stock Units shall vest as of the effective date of the termination. Except as set forth in the immediately preceding sentence, should Executive’s employment be terminated for any reason other than for Cause or resignation for Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer, then 50% of Executive’s unvested Stock Units shall vest immediately prior to such termination. If Executive’s employment is terminated as a result of Executive’s death or disability, all unvested Stock Units will vest as of the date of such termination. Except as set forth above, all unvested Stock Units shall be forfeited upon the termination of Executive’s employment with the Company.

From and after the date of grant and unless and until the Stock Units are forfeited or otherwise transferred back to the Company, Executive will be credited with additional Stock Units having a value equal to dividends declared by the Company, if any, with record dates that occur prior to the vesting and settlement of any of Executive’s Stock Units as if the common shares underlying such Stock Units had been issued and outstanding, based on the fair market value of a common share on the applicable dividend payment date. Any such additional Stock Units shall be considered part of the initial award and shall also be credited with additional Stock Units as dividends, if any, are declared, and shall be subject to the same restrictions and conditions as the Stock Units subject to the award with respect to which they were credited. Except as set forth above, Executive shall not be entitled to any privileges of ownership of the common shares underlying the Stock Units, including voting, until such common shares are actually delivered.

The foregoing summary is qualified in its entirety by reference to the complete text of the Stock Unit Agreement, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Amendments to Prior Grants of Stock Options

Also on October 24, 2006, the Company entered into amended stock option agreements with the Executive (collectively, the "Amendments"). Specifically, the Stock Option Agreements between the Company and Executive dated as of June 14, 2004, September 1, 2004, December 1, 2004 and April 27, 2005 were amended to provide that 50% of the unvested portion of the awards granted pursuant to such agreements would vest (a) simultaneously with the consummation of a Change of Control, or (b) immediately prior to the termination of Executive’s employment should his employment be terminated for any reason other than for Cause or resignation for Good Reason and at the time of such termination Mr. Michael O. Johnson is no longer serving as the Company’s Chief Executive Officer. The Amendments also provide that all of any unvested awards granted pursuant to such agreements will vest upon Executive’s termination if his employment is terminated (i) by reason of Executive’s death or disability during the 90 day period preceding a Change of Control or (ii) other than for Cause or resignation for Good Reason at any time following the consummation of a Change of Control.

The foregoing summaries are qualified in their entirety by reference to the complete text of the Amendments, copies of which are attached hereto as Exhibits 10.3, 10.4, 10.5 and 10.6 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Description of Exhibit

10.1 Employment Agreement by and between Herbalife Ltd. and Richard P. Goudis dated October 24, 2006

10.2 Stock Unit Agreement by and between Herbalife Ltd. and Richard P. Goudis dated October 24, 2006

10.3 Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated June 14, 2004

10.4 Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated September 1, 2004

10.5 Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated December 1, 2004

10.6 Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated April 27, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Herbalife Ltd.

October 26, 2006	By:	/s/ Brett R. Chapman

Name: Brett R. Chapman
Title: General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement by and between Herbalife Ltd. and Richard P. Goudis dated October 24, 2006
10.2	Stock Unit Agreement by and between Herbalife Ltd. and Richard P. Goudis dated October 24, 2006
10.3	Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated June 14, 2004
10.4	Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated September 1, 2004
10.5	Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated December 1, 2004
10.6	Amendment dated October 24, 2006, to Stock Option Agreement by and between Herbalife Ltd. and Richard P. Goudis dated April 27, 2005